Exhibit 99.1

Signature Group Holdings Announces Settlement Agreement

with New Signature LLC

New Proxy Slate to be Presented at 2013 Annual Shareholders Meeting

Craig T. Bouchard Named Chairman and Chief Executive Officer

Sherman Oaks, CA June 5, 2013 — Signature Group Holdings, Inc. (OTCQX: SGGH) today announced that it has entered into a settlement agreement with New Signature LLC and certain of its affiliates for a new company proxy slate to be presented for election at the 2013 Annual Shareholders Meeting on July 16, 2013. As part of the settlement, New Signature LLC will withdraw its slate and support the company’s slate.

In conjunction with the settlement, Craig T. Bouchard has been appointed as Chairman and Chief Executive Officer. “I look forward to working closely with Craig and the team in pursuing new strategic growth opportunities for Signature as the company enters the next phase in its evolution,” said director Phil Tinkler. “Given the hard work of the team since the company’s emergence from bankruptcy, we are now in a position to utilize pro-rata rights offerings to procure the capital for large acquisitions. We believe our investors have an appetite to invest more capital into Signature and our goal with Craig is to find and execute those opportunities.” To facilitate these rights offerings, the settlement agreement supports the company’s proposal to increase its authorized shares of common stock.

Under the terms of the settlement agreement, the slate will consist of Craig Bouchard, Peter Bynoe, Ed Lamb, Raj Maheshwari and Phil Tinkler. As part of the settlement agreement, Christopher Colville stepped down as interim Chief Executive Officer and Chairman of the Board of Directors as of June 4, 2013.

“I have a history of building businesses and am looking forward to this opportunity of working with the board and the excellent management team at the company to build shareholder value,” stated Mr. Bouchard.

The company anticipates filing an updated proxy statement by the end of the week.

About Signature Group Holdings, Inc.

Signature Group Holdings, Inc. is a diversified enterprise with current principal activities in industrial supply and special situations finance. Signature has significant capital resources and will actively seek additional acquisitions as well as growth opportunities for its existing businesses. Signature has federal net operating loss tax carry forwards of approximately $886.9 million. For more information about Signature, visit its corporate website at www.signaturegroupholdings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Signature. Signature does not undertake to update or revise forward-looking statements in this news release to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws. Signature’s Annual Report on Form 10-K for the year ended December 31, 2012, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings, discuss important risk factors that could contribute to such changes in the forward-looking statements or otherwise affect Signature’s business, results of operations and financial condition. No stock exchange or regulatory authority has approved or disapproved of the information contained herein.

Additional Information and Where to Find It

This document may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders for Signature’s 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). Signature has filed a definitive proxy statement and other documents regarding the 2013 Annual Meeting with the SEC and will provide an amended definitive proxy statement and a WHITE proxy card to the stockholders of record entitled to vote at the 2013 Annual Meeting reflecting the changes discussed in this press release. BEFORE MAKING ANY VOTING DECISION, SIGNATURE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN ITS ENTIRETY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSALS AND CERTAIN OTHER MATTERS TO BE CONSIDERED AT THE 2013 ANNUAL MEETING.

Investors are able to obtain the definitive proxy statement, the amended definitive proxy statement, when it becomes available, and other relevant materials free of charge at the SEC’s website (http://www.sec.gov). In addition, documents filed with the SEC by Signature, including the proxy statement and Signature’s Annual Report on Form 10-K for the year ended December 31, 2012, as amended, are available free of charge from Signature, at Signature’s website (http://www.signaturegroupholdings.com) or upon written request directed to: Signature Group Holdings, Inc., Attn: Investor Relations, 15303 Ventura Blvd., Suite 1600, Sherman Oaks, CA 91403.

Participants in the Solicitation

Signature and its directors, nominees, and executive officers may be deemed to be participants in the solicitation of proxies from Signature’s stockholders with respect to the matters to be considered at the 2013 Annual Meeting. Information regarding the names, affiliations, and direct or indirect interests (by security holdings or otherwise) of these persons are described in Signature’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed by Signature with the SEC on April 1, 2013, and as amended on April 30, 2013, and will be described in Signature’s definitive proxy statement to be filed with the SEC relating to its 2013 Annual Meeting.

Media Contact:

Randi Rosenbloom

Ogilvy Public Relations

212-880-5302